Exhibit 10.7

Execution Version

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”) is entered into as of February 17, 2026 (the “Effective Date”), by and between PASADENA PRIVATE LENDING INC., a Delaware corporation (the “Secured Party”), and VEEASYSTEMS INC., a Delaware corporation (the “Company”). At certain times throughout this Security Agreement, the above entities may be referred to individually as, a “Party,” or collectively as, the “Parties.”

RECITALS

WHEREAS, pursuant to that certain Loan Agreement of even date herewith (as amended, restatement, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among Secured Party, as lender, the Company, as Borrower, and the Guarantors identified therein, the Secured Party (i) has provided a term loan to the Borrower in the principal amount of $5,550,000 (the “Initial Term Loan”), which is evidenced by the Initial Term Note, executed by the Borrower and (ii) may provide from time to time additional term loans to the Borrower in the aggregate principal amount of up to $5,000,000 (the “Accordion Term Loans” and together with the Initial Term Loan, the “Loans”) which shall be evidenced by one or more Accordion Term Notes (collectively, with the Initial Term Note, the “Notes”); and

WHEREAS, in order to induce the Secured Party to enter into the transactions contemplated by the Loan Agreement, the Notes and other Loan Documents, the Company has agreed to execute and deliver to the Secured Party this Security Agreement for the benefit of the Secured Party and to grant to the Secured Party a security interest in the Company’s assets as collateral for, and to secure the payment and performance of, the Loans and all of the Loan Parties’ obligations under the Notes, the Loan Agreement and the other Loan Documents.

AGREEMENT

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Certain Definitions. As used in this Security Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Security Agreement that are defined in Article 9 of the UCC (such as “general intangibles” and “proceeds”) shall have the respective meanings given such terms in Article 9 of the UCC. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement.

(a) “Collateral” means the collateral in which the Secured Party is granted a security interest by this Security Agreement, which collateral includes all right, title and interest of the Company, now owned or hereafter acquired, in and to the following personal property: All tangible and intangible assets of the Company, including, but not limited to, all stocks, evidences of ownership, inventory, accounts receivable (including, but not limited to, receivables under any promissory note), contract rights, furniture, fixtures, equipment, supplies, patents, patent applications, trademarks, copyrights, trade secrets, licenses, permits and any other proprietary right or interest, and all general intangibles (and all good will associated with or symbolized by such general intangibles), all instruments, chattel paper, documents and investment property of every type, as well as any document, instrument or drawings embodying the same, and all additions and accessions thereto, substitutions and replacements therefor, and all proceeds thereof, as well as all proceeds from the sale or transfer of such Collateral and of insurance covering the same and of any tort claim in connection therewith. Collateral shall not include any asset to the extent that granting a security interest would (i) violate applicable law or (ii) constitute a breach of contractual obligation not created in contemplation of this Agreement.

(b) “Obligations” means and includes (i) the Loans (including all principal thereof and accrued interest thereon), and (ii) all other obligations arising under this Security Agreement, the Notes, the Loan Agreement or the other Loan Documents owed by any Loan Party to the Secured Party of every kind and description, now existing or hereafter arising under or pursuant to the terms of the Notes, the Loan Agreement or the other Loan Documents including all interest, fees, charges, reasonable expenses, reasonable attorneys’ fees and actual out-of-pocket costs and reasonable accountants’ fees and actual out-of-pockets costs chargeable to and payable by any Loan Party hereunder or thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. §§ 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(c) “UCC” means the Uniform Commercial Code, as in effect in the State of California from time to time, or, when the laws of any other State governs the method or manner of the perfection or enforcement of any security interest in any Collateral, the Uniform Commercial Code as in effect from time to time in such State.

2. Grant of Security Interest. As an inducement to the Secured Party to enter into the Loan Agreement, and all related agreements, and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, the Company hereby, unconditionally and irrevocably, pledges, grants and hypothecates to the Secured Party, a continuing security interest in, a continuing lien upon, an unqualified right to possession and disposition of and a right of set-off against, in each case to the fullest extent permitted by law, all of the Company’s right, title and interest of whatsoever kind and nature in and to the Collateral (the “Security Interest”).

3. Representations, Warranties, Covenants and Agreements of the Company. The Company represents and warrants to, and covenants and agrees with the Secured Party, as follows:

(a) Authority. The Company has the requisite corporate power and authority to enter into this Security Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Company of this Security Agreement and the filings contemplated herein have been duly authorized by all necessary action on the part of the Company. This Security Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally.

(b) Place of Business. The Company has no place of business or offices where its books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as follows:

164 E 83rd Street, New York City, NY, 10028

The Company may not relocate or allow to be relocated such books of account and records or tangible Collateral (subject to the foregoing proviso) unless it delivers to the Secured Party at least thirty (30) days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the contiguous United States) and (ii) evidence that appropriate financing statements and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interest to create in favor of the Secured Party valid, perfected and continuing first-priority security interest in the Collateral (subject to Permitted Encumbrances). Notwithstanding the foregoing (i) Collateral may be moved in the ordinary course without notice, and (ii) electronic records may be stored in cloud environments without triggering notice requirements.

(c) Ownership. The Company is the sole owner of the Collateral, free and clear of any liens, security interests, encumbrances, rights or claims, and is fully authorized to grant the Security Interest in and to pledge the Collateral (other than Permitted Encumbrances). There is not on file with any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that may be filed in favor of the Secured Party pursuant to this Security Agreement or those that will be fully released concurrently herewith) covering or affecting any of the Collateral.

(d) Security Interest. This Security Agreement creates in favor of the Secured Party a valid and enforceable security interest in the Collateral securing the payment and performance of the Obligations and, upon making the filings or taking the other actions required under the UCC to establish and maintain a perfected, valid, and continuing security interest and lien in the Collateral, a perfected first-priority security interest in the Collateral (subject to Permitted Encumbrances), and the Secured Party is duly authorized to make all filings and take all other actions reasonably necessary or desirable to perfect and to continue perfected such security interest, and upon request of the Secured Party, Borrower agrees to do such other acts or things deemed reasonably necessary or desirable by Secured Party to give Secured Party a perfected first-priority security interest in any Collateral to the extent Secured Party’s security interest in such Collateral is not perfected by the filing of a financing statement.

(e) Jurisdiction. On the date of execution of this Security Agreement or thereafter, if requested by the Secured Party, the Company (or its designee) will deliver to the Secured Party one or more executed UCC financing statements on Form-1 with respect to the Security Interest for filing in the jurisdiction of organization or incorporation, as applicable, of the Company, and in such other jurisdictions as may be reasonably determined by the Secured Party. To the extent such financing statements may be filed without signature by the Company, the Company hereby authorizes the Secured Party (or its designee) to file and/or record such financing statements.

(f) No Conflict. The execution, delivery and performance of this Security Agreement does not conflict with or cause a breach or default, or an event that with or without the passage of time or notice, shall constitute a breach or default, under any agreement to which the Company is a party or by which the Company is bound. No consent (including, without limitation, from members or creditors of the Company) is required for the Company to enter into and perform its obligations hereunder, except where the failure to obtain such consent would not reasonably be expected to have a Material Adverse Effect.

(g) Maintenance of Collateral. The Company shall at all times maintain the liens and Security Interest provided for hereunder as valid and perfected first-priority liens and security interests (subject to Permitted Encumbrances), in the Collateral in favor of the Secured Party until this Security Agreement and the Security Interest hereunder shall terminate pursuant to Section 7 of this Security Agreement. The Company hereby agrees to defend the same against any and all Persons. The Company shall safeguard and protect all Collateral for the account of the Secured Party. Without limiting the generality of the foregoing, the Company shall pay all fees, taxes and other amounts reasonably necessary to maintain the Collateral and the Security Interest hereunder, and the Company shall obtain and furnish to the Secured Party from time to time, upon reasonable demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interest hereunder.

(h) No Transfer/Change. The Company will not, except as otherwise expressly permitted under the Loan Agreement or in the ordinary course of business, transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral without the prior written consent of the Secured Party. The Company shall keep and preserve the Collateral in good condition, repair and order (ordinary wear and tear excepted) and shall not operate or locate the Collateral (or cause to be operated or located) in any area excluded from insurance coverage. The Company shall, within ten (10) days of obtaining knowledge thereof, advise the Secured Party promptly, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have a Material Adverse Effect on the value of the Collateral or on the Secured Party’s security interest therein.

(i) Inspection of Collateral. Upon three (3) Business Days’ prior notice, Secured Party and its representatives and agents shall have the right to inspect (and so long as no Event of Default is continuing, no more than once during any six (6) month period) any or all of the Collateral and to audit and copy the Company’s books and records pertaining to the Collateral during the Company’s regular business hours. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, Secured Party shall not be required to provide written notice to the Company of any inspection or audit.

(j) Instruments. At any time upon the occurrence and during the continuation of an Event of Default, Secured Party or its designee may (a) notify the account debtors of the Company that the accounts, general intangibles, chattel paper or instruments of the Company have been assigned to Secured Party or that Secured Party has a security interest therein, and (b) collect the accounts, general intangibles and instruments of the Company directly, and any collection costs and expenses shall constitute part of the Obligations under the Loan Documents.

4. Covenants and Remedies Regarding Collateral.

(a) The Company covenants and agrees that (i) it shall not amend, modify, supplement or terminate any agreement, contract, document or instrument evidencing, governing or relating to any Collateral except (x) as expressly permitted in the Loan Agreement or (y) in the ordinary course of business and in a manner that is not materially adverse to the Company or the Secured Party or the value of the Collateral, (ii) it shall, at all times and from time to time as and when prudent in the exercise of sound business judgment, exercise all of its rights and remedies under such agreements, contracts, documents and instruments referred to in clause (i) preceding, and (iii) it shall at any time or times after the occurrence and during the continuance of an Event of Default, allow the Secured Party to exercise and/or direct the exercise of any and/or all of such rights and remedies referred to in clause (ii) preceding as the Secured Party may determine in its sole discretion.

(b) After the occurrence and during the continuation of an Event of Default, the Secured Party shall have all rights and remedies provided by the UCC, the Loan Agreement or any other document executed concurrently herewith or under applicable laws, all such remedies being cumulative. Without limiting any other remedy, the Company shall be liable for any deficiency remaining after disposition of the Collateral. After the occurrence and during the continuation of an Event of Default, the Secured Party is authorized to cause all or any part of the Collateral to be transferred to, or registered in, its name or in the name of any other person or business entity, with or without designating the capacity of that nominee. At its option the Secured Party may, but shall be under no duty or obligation to, discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral, and the Company agrees to reimburse the Secured Party on demand for any such payment made or expense incurred by the Secured Party with interest at the highest rate at which interest may accrue under the Loan Agreement. After the occurrence and during the continuation of an Event of Default, the Secured Party shall have the right, without notice to the Company to (a) prepare, file and sign the Company’s name on any proof of claim in bankruptcy or similar document against any owner of the Collateral and (b) prepare, file and sign the Company’s name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Collateral.

(c) Lender Appointed Attorney-in-Fact. The Company hereby irrevocably appoints (until the payment in full of all Obligations (other than unasserted contingent indemnification obligations or unasserted expense reimbursements) and the termination of this Agreement in accordance with its terms) the Secured Party as the Company’s attorney-in-fact, effective upon the occurrence and during the continuance of an Event of Default, with full authority in the place and stead of the Company, and in the name of the Company, or otherwise, from time to time, in the Secured Party sole and absolute discretion to do any of the following acts or things: (a) to do all acts and things and to execute all documents necessary or advisable to perfect and continue perfected the security interests created by this Agreement and to preserve, maintain and protect the Collateral; (b) to do any and every act which the Company is obligated to do under this Agreement; (c) to prepare, sign, file and record, in the Company’s name, any financing statement covering the Collateral; (d) to endorse and transfer the Collateral upon foreclosure by the Secured Party; (e) to apply for successor operator licenses in respect of any federal or state licenses in connection with foreclosure by the Secured Party; (f) to grant or issue an exclusive or nonexclusive license or sublicense with respect to the Company’s state and federal operating licenses; (f) to grant or issue an exclusive or nonexclusive license intellectual property of the Company to anyone upon foreclosure by the Secured Party; (g) to assign, pledge, convey or otherwise transfer title in or dispose of the intellectual property of the Company to anyone upon foreclosure by the Secured Party; and (h) to file any claims or take any action or institute any proceedings which the Secured Party may reasonably deem necessary or desirable for the protection or enforcement of any of the rights of the Secured Parties with respect to any of the intellectual property of the Company; provided, however, that the Secured Party shall be under no obligation whatsoever to take any of the foregoing actions, and Secured Party shall not have any liability or responsibility for any act or omission taken with respect thereto..

5. Responsibility for Collateral. The Company assumes all liabilities and responsibility in connection with all Collateral, and the obligations of the Company hereunder or under the Loan Agreement shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason, except to the extent caused by the gross negligence or willful misconduct of the Secured Party.

6. Security Interest Absolute. All rights of the Secured Party and all Obligations of the Company hereunder, shall be absolute and unconditional, irrespective of: (i) any lack of validity or enforceability of this Security Agreement, the Notes or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (ii) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Notes or any other agreement entered into in connection with the foregoing; (iii) any exchange, release or non-perfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (iv) any action by the Secured Party to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (v) any other circumstance which might otherwise constitute any legal or equitable defense available to the Company, or a discharge of all or any part of the Security Interest granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Party shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. The Company expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Party, then, in any such event, the Company’s obligations hereunder shall survive cancellation of this Security Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Security Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Company waives all right to require the Secured Party to proceed against any other Person or to apply any Collateral which the Secured Party may hold at any time, or to marshal assets, or to pursue any other remedy. The Company waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

7. Term of Agreement. This Security Agreement and the Security Interest shall terminate on the date on which all payments under the Notes have been made in full and all other Obligations have been paid or discharged (except if and to the extent any obligations thereunder expressly survive thereafter and subject to any reinstatement of such Obligations thereunder) without the necessity of any further act, condition or acceptance by the Secured Party. Upon such termination, the Secured Party, at the request of the Company and at the expense of the Company, will join in executing and/or filing of any documents or instruments necessary or desirable to evidence the termination of the Security Interest.

8. Notices. All notices, requests, demands, approvals, consents, waivers and other communications required or permitted to be given hereunder shall be in writing, with copies to all the other Parties, and shall be deemed to have been duly given when given in accordance with the manner provided in the Loan Agreement for delivery of notices.

9. Miscellaneous.

(a) No Waiver. No course of dealing between the Company, on one hand, and the Secured Party, on the other, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b) Rights Cumulative. All of the rights and remedies of the Secured Party with respect to the Collateral, whether established hereby or by the Notes or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c) Entire Agreement. This Security Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto. Except as specifically set forth in this Security Agreement, no provision of this Security Agreement may be modified or amended except by a written agreement specifically referring to this Security Agreement and signed by all the Parties.

(d) Severability. If any provision of this Security Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Security Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Security Agreement in any other jurisdiction.

(e) Waiver of Breach or Default. No waiver of any breach or default or any right under this Security Agreement shall be considered valid unless in writing and signed by the Party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

(f) Binding on Successors. This Security Agreement shall be binding upon and inure to the benefit of each Party and its successors and permitted assigns.

(g) Further Assurances. In addition to the acts and deeds required hereunder, the Company agrees to perform, execute and deliver such further documents and assurances as may be reasonably necessary or appropriate for Secured Party to perfect its interest in the Collateral, or to further implement the provisions of this Security Agreement.

(h) Choice of Law and Venue. THIS SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE COMPANY HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS SECURITY AGREEMENT SHALL BE DETERMINED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA.

(i) Waiver of Jury Trial/Judicial Reference. THE COMPANY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS SECURITY AGREEMENT (EACH, A “CLAIM”). IN THE EVENT THAT THE JURY WAIVER IN THE FOREGOING IS NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE COMPANY AGREES THAT ANY AND ALL CLAIMS SHALL BE RESOLVED (AND A DECISION SHALL BE RENDERED) BY WAY OF A GENERAL REFERENCE AS PROVIDED FOR IN PART 2, TITLE 8, CHAPTER 6 (§ 638 ET. SEQ.) OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, OR ANY SUCCESSOR CALIFORNIA STATUTE GOVERNING RESOLUTION OF DISPUTES BY A COURT APPOINTED REFEREE.

(j) Counterparts; Electronic Signatures. This Security Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Security Agreement by facsimile, electronic (e.g., DocuSign) or by “PDF” attachment to an email to the recipient Party shall be effective as delivery of a manually executed counterpart of this Security Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed and delivered this Security Agreement as of the date first above written.

SECURED PARTY:

PASADENA PRIVATE LENDING INC.,
a Delaware corporation

By:
Name:	Jason Shlecter
Title:	Secretary

[SIGNATURE PAGE TO SECURITY AGREEMENT (BORROWER)]

COMPANY:

VEEASYSTEMS INC.,
a Delaware corporation,

By:
Name:
Title:

[SIGNATURE PAGE TO SECURITY AGREEMENT (BORROWER)]